SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)            May 20, 1998


                          APAC TELESERVICES, INC.
               (Exact name of registrant as specified in charter)


     Illinois                     0-26786                  36-2777140
(State or other jurisdiction    (Commission             (IRS Employer
of incorporation)               file number)         Identification No.)


One Parkway North Center,  Suite 510, Deerfield, IL         60015
(Address of principal executive offices)                  (zip code)




Registrant's telephone number, including area code     847/374-4980




                                N/A
          (Former name or former address, if changed since last report)

Item 2.        ACQUISITION OR DISPOSITION OF ASSETS

Registrant acquired all of the common stock of ITI Holdings, Inc., a Delaware corporation, with its principal place of business in Omaha, Nebraska ( ITI ), on May 20, 1998. The acquisition was effected by a merger of ITI Marketing Acquisition Corp., a Delaware corporation, that is a wholly-owned subsidiary of Registrant, into ITI with ITI being the surviving corporation. ITI's principal assets are its 24 customer contact centers with their telephone and computer equipment. ITI was owned by 53 stockholders, principally Golder, Thoma, Cressey, Rauner Fund IV, L. P. and present and former employees.

In consideration for the common stock of ITI, Registrant paid the ITI stockholders $79.7 million in cash. In connection with the acquisition, Registrant assumed $79.4 million of indebtedness that was refinanced at the closing. If the United States Postal Service awards Registrant and/or ITI contracts to provide in-bound customer service prior to April 30, 1999, Registrant may be obligated to pay up to an additional $12,450,000 to the selling stockholders of ITI. The price for the ITI common stock was determined by an arms-length negotiation between Registrant and the principal stockholders of ITI. Registrant intends to continue to operate the business conducted by ITI.

ITI, like APAC, provides telephone-based sales, marketing and customer management services on an outsourced basis to corporate clients that have high volumes of incoming and/or outgoing calls. ITI employs approximately 10,000 people in its headquarters in Omaha, Nebraska, and its 24 customer contact centers in seven states.

APAC financed the acquisition of ITI by using a term loan procured from a group of lenders led by Harris Trust and Savings Bank and Bank of Montreal. The term loan is a portion of a credit agreement with the lenders entered into on May 20, 1998, that also includes a revolving credit facility.

Item 7.        FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.

     Financial statements of ITI required to be filed with this report on Form 8-K will be filed by way of an amendment to this Form 8-K within sixty (60) days of the due date of this Report, i. e., by August 3, 1998.

(b)  Pro Forma financial information

     Pro forma financial information required to be filed with this report on Form 8-K, if any, will be filed by way of an amendment to this Form 8-K within sixty (60) days of the due date of this Report, i. e., by August 3, 1998.


(c)  Exhibits

     (2) Merger Agreement dated April 30, 1998, with description of omitted schedules.

     (10) Credit Agreement dated May 20, 1998.



                                   Signatures


 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:     June 4, 1998                  APAC TELESERVICES, INC.


                              By:  /s/ John I. Abernethy

                                   John I. Abernethy
                                   Chief Financial Officer



                                  EXHIBIT INDEX


EXHIBIT NUMBER                                                       PAGE NUMBER

(2) Merger Agreement dated April 30, 1998, with description of omitted schedules.

(10)           Credit Agreement dated May 20, 1998.